UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 22, 2006

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 1996, Wilshire Enterprises, Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Rights Agent”) entered into a Stockholder Protection Rights Agreement (the “Prior Agreement”). The Prior Agreement would have expired as of July 6, 2006. The Company and the Rights Agent entered into an Amended and Restated Stockholder Protection Rights Agreement, dated as of June 22, 2006 (the “Amended and Restated Rights Agreement”). The Amended and Restated Rights Agreement provides that it will expire on August 31, 2007, unless the Company’s independent directors determine that such Amended and Restated Rights Agreement continues to be in the best interests of the Company and its stockholders, in which case the Amended and Restated Rights Agreement will continue in effect until August 31, 2008, unless the Company’s stockholders approve the Amended and Restated Rights Agreement at the Company’s 2008 annual meeting of stockholders, in which case the Amended and Restated Rights Agreement will expire on August 31, 2010.

Item 3.03 Material Modification to Rights of Security Holders.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report:

Exhibit Number	Description
4.1
Amended and Restated Stockholder Protection Rights Agreement, dated as of June 22, 2006, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, which includes the Form of Rights Certificate as Exhibit A and the Form of Certificate of Designations and Terms of Series A Participating Preferred Stock as Exhibit B (incorporated by reference to Exhibit 4.1 to Wilshire Enterprises, Inc.’s Amendment No. 1 to Registration Statement on Form 8-A filed on June 23, 2006 with the Securities and Exchange Commission).

99.1	Press Release dated June 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 23, 2006	WILSHIRE ENTERPRISES, INC. (Registrant)

	By:	/s/ S. Wilzig Izak
S. Wilzig Izak Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Stockholder Protection Rights Agreement, dated as of June 22, 2006, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, which includes the Form of Rights Certificate as Exhibit A and the Form of Certificate of Designations and Terms of Series A Participating Preferred Stock as Exhibit B (incorporated by reference to Exhibit 4.1 to Wilshire Enterprises, Inc.’s Amendment to Registration Statement on Form 8-A filed on June 23, 2006 with the Securities and Exchange Commission).

99.1	Press Release dated June 22, 2006.